Exhibit 99.2

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted, the “Sarbanes-Oxley Act”), Jane A. Freeman, the Chief Financial Officer of Scientific Learning Corporation (the “Company”), hereby certifies that, to the best of her knowledge:

1.     The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: March 28, 2003

By /s/ Jane A. Freeman —————————————— Jane A. Freeman Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Scientific Learning Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.